iShares Trust

ISHARES CORE S&P 500 ETF	Series 6
Because the electronic format for
filing Form N-SAR does
not provide adequate space for
responding to item 74
completely for the iShares Core S&P
500 ETF the
registrant is listing the complete
responses to the indicated
items or sub-items below.

Screen: #35 Balance Sheet (page 1)
74.  Condensed balance sheet date: (in
thousands except per
share amounts)

A) Cash

	$47,153
B) Repurchase agreements

	$0	         	         C)
Short-term debt securities other than
repurchase agreements  $0
D) Long-term debt securities including
convertible debt	$0
E) Preferred,convertible preferred,
and adjustable rate preferred stock
		$0
F) Common Stock
	$140,073,479
G) Options on equities
		$0
H) Options on all futures

		$0
I) Other investments

		$732,441 	           J)
Receivables from portfolio instruments
sold
		$1,354
K) Receivables from affiliated persons

	  $0
L) Other Receivables
	$143,776
M) All other assets
	$0
N) Total Assets
	$140,998,203

Screen: #36 Balance Sheet (page 2)

74.
O) Payables for portfolio instruments
purchase ($000)
		$0
P) Amounts owed to affiliated persons
($000)
		$5,148
Q) Senior long-term debt ($000)

		$0
R) Other Liabilities ($000)

	1. Reverse repurchase
agreements($000)
	$0
     2. Short Sales ($000)

		$0
     3. Written Options ($000)

		$0
     4. All other liabilities

		$657,624
S) Senior equity ($000)

		$0
T) Net assets of common shareholders

$140,335,431
U) 1. Number of shares outstanding

	529,150
   2. Number of shares outstanding
      of a second class of shares
      of open-end company 	$0
V) 1. Net asset value per
share (to nearest cent)

	$265.21
   2. Net asset value per share of
      a second class of open-end
      company shrs (to nearest cent)
	$0
W)Mark-to market net asset value
per share for money market funds
only (to 4 decimals)	$0
X) Total number of shareholder
accounts
		185
Y) Total
value of assets is segregated accounts
($000)
		$0

Screen #37: Average Assets and Market
Share
75.	Average net assets during the
current reporting
period ($000) Answer Only One:
A) Daily average (for money market
funds)
			$0
B) Monthly
average (for all other funds)

	$129,063,355